Second Quarter Earnings Presentation July 24, 2026

2 Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward- looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on loan recoveries, or reaching positive resolutions on problem loans, or significantly reducing special mention and/or non-performing loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlook,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025 filed on February 27, 2026, in our quarterly report on Form 10-Q for the quarter ended March 31, 2026, filed on May 1, 2026, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three and six-month periods ended June 30, 2026 and 2025, and the three-month periods ended March 31, 2026, December 31, 2025 and September 30, 2025, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2026, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-tax pre-provision net revenue (PPNR)”, "tangible common equity ratio", and “tangible stockholders’ equity (book value) per common share”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to GAAP reported results. Beginning in the first quarter of 2026, the Company reviewed and updated its use of non-GAAP financial measures and now presents a limited set of metrics that management uses to evaluate performance and make operating decisions. As part of this update, the Company discontinued the presentation of “Core PPNR”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, and “core efficiency ratio” as management determined these measures are no longer primary metrics used internally. This change does not reflect any change in the Company’s underlying business, operations, or GAAP financial results.

3 We are executing our Strategic Plan with conviction and momentum, stabilizing the business, optimizing our credit portfolio, and growing sustainably to deliver lasting shareholder value Opening Remarks Completed credit policy reviews and enhanced portfolio management practices Further optimized the loan portfolio by exiting select exposures, out-of- footprint, and criticized loans Additional cost saving initiatives implemented, expected to materialize in 3Q and 4Q and support continued improvement in the efficiency ratio Improved coordination across client-facing teams, and focused on transactional and client profitability to grow revenue over time Focused on loan growth to improve balance sheet positioning and revenue generation capabilities Continued leveraging Amerant's unique position to grow international deposits

4 Key Financial Metrics (2Q26 vs 1Q26) Assets • Total assets were $10.3 billion, compared to $9.9 billion • Cash and cash equivalents were $301.1 million, compared to $188.7 million • Total investment securities were $2.6 billion, compared to $2.4 billion • Total gross loans were $6.9 billion, compared to $6.8 billion Liabilities • Total deposits were $8.4 billion, compared to $7.9 billion • Core deposits were $6.4 billion, compared to $5.9 billion • Brokered deposits were $498.2 million, compared to $548.1 million • FHLB advances were $702.6 million, compared to $732.3 million Off-Balance Sheet • Assets Under Management and custody (“AUM”) totaled $3.37 billion, compared to $3.42 billion

5 Key Financial Metrics (2Q26 vs 1Q26) Income Statement • Net Interest Income (“NII”) was $82.6 million, compared to $80.3 million • Provision for credit losses was $4.8 million, compared to $7.8 million • Noninterest income was $18.2 million, compared to $17.4 million • Noninterest expense was $68.9 million, compared to $66.9 million • Pre-tax pre-provision net revenue (PPNR) (1) was $31.9 million, compared to $30.7 million • Net income attributable to the Company was $21.0 million, compared to net income of $17.9 million Relative Performance Metrics • Net Interest Margin ("NIM") was 3.52%, compared to 3.55% • Diluted earnings per share was $0.53, compared to diluted earnings per share of $0.44 • Efficiency ratio was 68.37%, compared to 68.52% • Return on Assets ("ROA") was 0.84%, compared to 0.73% • Return on Equity ("ROE") was 9.23%, compared to 7.63% (1) Non-GAAP measure, see “Non-GAAP Financial Measures” for more information and Appendix 1 for a reconciliation to GAAP measures.

6 Key Financial Metrics (2Q26 vs 1Q26) (1) Non-GAAP Financial Measures. See Appendix 1 for a reconciliation to GAAP. (2) TCE Ratio: 2Q26 includes $23.7 million accumulated unrealized losses net of taxes, compared to $21.3 million in 1Q26 Capital • Total Capital Ratio was 14.34%, compared to 14.16% • Common Equity Tier 1 was 11.94%, compared to 11.84% • Tangible Common Equity Ratio (1) (2) was 8.69%, compared to 9.02% Capital Management Actions • Paid quarterly cash dividend of $0.09 per common share on May 29, 2026 • Repurchased 690,000 shares for $16.1 million at a weighted average price of $23.29 per share, or 1.02x of Tangible Book Value ("TBV") (1) per share and 1.00x of book value per share • Tangible book value per share (1) was $22.78, compared to $22.38

7 $8,307 $8,301 $7,787 $7,939 $8,355 $4,429 $4,434 $4,218 $4,425 $4,736 $1,528 $1,548 $1,560 $1,499 $1,413 $644 $550 $436 $548 $498 $1,706 $1,769 $1,573 $1,467 $1,708 2.53% 2.41% 2.34% 2.31% 2.21% 2Q25 3Q25 4Q25 1Q26 2Q26 Deposit Composition Loan Composition (2) Transaction Deposits Customer CDs Brokered Deposits (1) Cost of Total Deposits ($ in millions) Noninterest Bearing Demand Deposits Well Diversified Deposit & Loan Mix (1) Brokered Deposits: 2Q25 includes $635 million in time deposits and $9 million in transaction deposits. All other periods primarily consisted of time deposits. $7,189 $6,942 $6,697 $6,753 $6,866 $2,688 $2,563 $2,514 $2,446 $2,383 $1,723 $1,685 $1,595 $1,598 $1,574 $983 $901 $825 $803 $745 $1,546 $1,551 $1,518 $1,681 $1,954 $248 $243 $245 $225 $210 6.88% 6.93% 6.73% 6.38% 6.22% 2Q25 3Q25 4Q25 1Q26 2Q26 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Average Loan Yield ($ in millions) (2) 2Q26, 1Q26, and 4Q25 includes both mortgage loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value. There were no loans held for sale in 3Q25, while 2Q25 includes mortgage loans held for sale carried at fair value.

8 $90.5 $94.2 $90.2 $80.3 $82.6 3.81% 3.92% 3.78% 3.55% 3.52% Net Interest Income NIM 2Q25 3Q25 4Q25 1Q26 2Q26 0 10 20 30 40 50 60 70 80 90 NII and NIM (%) 8 ($ in millions) 2Q25 3Q25 4Q25 1Q26 2Q26 Cost of Deposits (Domestic) 3.14% 3.00% 2.96% 3.00% 2.93 % Cost of Deposits (International) 1.26% 1.19% 1.11% 1.04% 0.99 % Cost of FHLB Advances 4.04% 4.00% 3.90% 3.90% 3.90 % Cost of Funds 2.69% 2.57% 2.51% 2.47% 2.38% 0.40 0.48 0.53 Cumulative Beta 4Q25 1Q26 2Q26 0.00 0.60 Net Interest Income and NIM Interest-Bearing Deposits Beta Evolution (1) Cost of Funds (1) Beta calculation does not include brokered deposits

9 Non-Performing Loans ($ in millions) $176.1 $30.7 $(5.5) $(13.1) $(17.0) $(0.1) $171.1 1Q26 Downgrades to NPLs Charge-offs Paydowns/Payoffs and Others Loans Sold Upgrades 2Q26 Highlights NPAs were $186.6 million, which includes $171.1 million in NPLs and $15.5 million in OREO. As of 2Q26, the NPLs had the following composition: • $66.5 million had real estate collateral with a weighted avg. LTV of 63% • $66.7 million were cashflow-dependent loans • $12.4 million were secured with other non-real estate collateral types • The remaining loans were collectively evaluated for reserves Subsequent to quarter-end, a NY CRE loan totaling $8.9 million was paid off, further reducing NPLs to $162.2 million.

10 Classified Loans $320.3 $22.1 $(5.5) $(24.3) $(39.5) $273.1 1Q26 Downgrades Charge-offs Paydowns/Payoffs Loans Sold 2Q26 ($ in millions) Highlights As of 2Q26 the Classified loans had the following composition: • $152.0 million had real estate collateral with a weighted avg. LTV of 60% • $85.2 million were cash flow-dependent loans • $12.4 million were secured with other non-real estate collateral types • The remaining loans were collectively evaluated for reserves

11 Special Mention Loans $148.2 $20.0 $(1.6) $(25.9) $(30.9) $109.8 1Q26 Downgrades to Special Mention Downgrades to Classified Paydown/ Payoffs Loans Sold 2Q26 ($ in millions) Highlights As of 2Q26 the Special Mention loans had the following composition: • $108.1 million had real estate collateral with a weighted avg. LTV of 63% • The remaining loans were smaller commercial loans

12 NCOs and Allowance for Credit Losses $79.2 $(5.5) $4.1 $0.8 $2.2 $1.9 $2.8 $85.5 1Q26 Gross Charge-offs Recoveries Requirement for Charge- offs Specific Reserve Change Credit Quality and Macroeconomic Factor Updates Loan Growth 2Q26 Portfolios Balance 1Q26 Reserve Build (1) Balance 2Q26 Real Estate $ 22,705 $ 1,730 $ 24,435 Commercial $ 34,295 $ 3,564 $ 37,859 Consumer and Others $ 22,236 $ 969 $ 23,205 Total ACL $ 79,236 $ 6,263 $ 85,499 ACL Roll-forward Allowance for Credit Losses NCO-to-Average Total Loans Ratio ($ in millions) Period / Portfolio CRE Owner- Occupied Single-Family Residential Commercial Financial Institutions Consumer and Others Total 2Q25 —% —% 0.01% 0.77% —% 0.07% 0.86% 3Q25 0.07% —% —% 0.25% —% 0.07% 0.39% 4Q25 0.05% —% —% 0.98% —% 0.04% 1.07% 1Q26 —% —% —% 0.27% —% 0.18% 0.45% 2Q26 —% —% —% 0.05% —% 0.03% 0.08% ($ in thousands) (% are annualized) (1) Includes ACL on purchased seasoned loans ("PSLs"). See Glossary for more details on the Company's early adoption of ASU 2025-08.

13 Outlook • Total Loans projected to reach approximately $7.3 billion by 4Q26 • Total deposits projected to reach approximately $9.1 billion by 4Q26, primarily driven by low-cost International deposit growth • Net interest margin projected to be approximately 3.50% for the remainder of the year • Projected expenses in 3Q26 to stay consistent with 2Q26, declining to $66 - $67 million in 4Q26, as we continue to make progress towards a target efficiency ratio of approximately 60% • Will continue to optimize capital management, balancing between retaining capital for growth, and buybacks and dividends to enhance shareholder returns

14 Path to 1% ROA 0.84% 1.00% 2Q26 Net Interest Income Operating Expense Reduction Other Income Tax Expense Provision for Credit Losses 4Q26 ~ 0.18% ~ 0.03% ~ 0.08% < 0.04% ~ 0.07% ~

15 For the second half of the year, our priorities remain clear and firmly aligned with our strategic plan: • Driving disciplined, sustainable loan growth that supports our financial objectives and reflects our risk appetite • Continuing to advance credit quality by: ◦ Embedding a stronger credit culture through disciplined underwriting, relationship-driven decision-making, and enhanced portfolio monitoring ◦ Building a high-quality loan pipeline with clear accountability, consistent standards, and improved visibility into risk-adjusted returns • Improving efficiency across the organization by executing cost-efficiency initiatives that are expected to deliver recurring cost reductions that strengthen operating leverage and scalability • Strengthening our relationship-first model to deepen client engagement, increase collaboration across the business, and support lower-cost deposit growth in domestic and international markets, including Venezuela • Maintaining strong capital levels while continuing to return capital to shareholders through dividends and share repurchases Closing Remarks

Supplemental Information

17 93.7% 6.3% $1,789 $2,370 $2,549 4.88% 4.76% 4.84% AFS Trading Marketable Equity Securities Yield 2Q25 1Q26 2Q26 0 2,000 93.1% 6.9% Balances and Yields (1) Fixed vs. Floating (2) June 2026 Floating rate Fixed rate Available for Sale Securities by Type June 30, 2026 5.0 yrs Effective Duration ($ in millions) (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or floating) (3) Based on estimated prepayment speeds 4.7 yrs Effective Duration $60.6 $266.1 $71.5 $78.1 3Q26 4Q26 1Q27 2Q27 $0.0 $100.0 $200.0 $300.0 ($ in millions) Expected Prepayments & Maturities Expected Prepayments & Maturities (3) Maturing Yield % Investment Portfolio 4.82% 4.32% 4.93% 4.91% March 2026 As of June 30, 2026, 100.0% of the Available for Sale portfolio consists of MBS issued or guaranteed by Government agencies and Government sponsored enterprises. $2.5 $2.5 $2.5 $120.2

18 91.5% 91.5% 91.0% 89.8% 89.9% 3.0% 2.7% 2.8% 2.7% 2.6% 3.8% 4.0% 4.2% 5.4% 5.4% 1.7% 1.8% 2.0% 2.1% 2.1% South Florida New York Tampa Other 2Q25 3Q25 4Q25 1Q26 2Q26 Geographic Mix (Domestic) Geographic Mix (1) Loan Portfolio Geographic Mix (1) 2Q26, 1Q26 and 4Q25 includes both mortgage loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value. There were no loans held for sale in 3Q25, while 2Q25 includes mortgage loans held for sale at fair value. This geographic categorization is based on internal criteria. (2) Consists of international loans; fully-collateralized securities-based lending and residential loans with U.S. collateral. (2)

Loans Held for Investment Portfolio by Industry

June 30, 2026

($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans
Financial Sector (1)	$ 14	$ 275	$ 289	4.3 %
Construction and Real Estate & Leasing:				
Commercial real estate loans	2,273	—	2,273	33.7 %
Other real estate related services and equipment leasing (2)	163	79	242	3.6 %
Total construction and real estate & leasing	**2,437**	**79**	**2,516**	**37.3 %**
Manufacturing:				
Foodstuffs, Apparel	57	47	104	1.5 %
Metals, Computer, Transportation and Other	12	84	96	1.4 %
Chemicals, Oil, Plastics, Cement and Wood/Paper	22	29	51	0.8 %
Total Manufacturing	**91**	**160**	**251**	**3.7 %**
Wholesale (3)	80	192	272	4.0 %
Retail Trade (4)	178	155	333	5.0 %
Services:				
Non-Financial Public Sector	—	21	21	0.3 %
Communication, Transportation, Health and Other (5)	112	211	323	4.8 %
Accommodation, Restaurants, Entertainment and other services (6)	90	257	347	5.2 %
Electricity, Gas, Water, Supply and Sewage Services	3	87	90	1.3 %
Total Services	**205**	**576**	**781**	**11.6 %**
Primary Products:				
Agriculture, Livestock, Fishing and Forestry	1	1	2	— %
Mining	—	7	7	0.1 %
Total Primary Products	**1**	**8**	**9**	**0.1 %**
Other Loans (7)	1,954	338	2,292	34.0 %
Total Loans	**$ 4,960**	**$ 1,783**	**$ 6,743**	**100.0 %**

(1) Consists primarily of finance facilities granted to non-bank financial companies 4.3% which is composed mainly of 2.2% corporate finance, 1.1% CRE note-on-note financing, 0.8% mortgage warehousing lines and 0.2% others
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities.
(3) Food wholesalers represented approximately 33%.
(4) Gasoline stations represented approximately 36%.
(5) Healthcare represented approximately 51%.
(6) Restaurants and food services represented 65%.
(7) Primarily loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loan portfolio, and residential and other consumer loans which represented approximately 24% of total loans.

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 12% of total loans
- 74% of total loans secured by real estate
- Main concentrations:
  - Finance Sector
  - CRE or Commercial Real Estate
  - Wholesale - Food & Electronics and Computer parts wholesalers
  - Retail - Gas stations and Food retailers
  - Services – Healthcare and Restaurants

AMERANT 19

20 CRE Type FL TX NY Other Total % Total CRE % Total Loans (1) Income Producing (2) Land and Construction Retail $ 514 $ 10 $ 60 $ 26 $ 610 26.8% 9.0% $ 610 $ — Multifamily 296 58 44 62 460 20.2% 6.9% 234 226 Office 311 41 18 92 462 20.3% 6.8% 453 9 Hotels 169 28 — 8 205 9.0% 3.0% 175 30 Industrial 81 — — 32 113 5.0% 1.7% 113 — Specialty 162 — — 40 202 8.9% 3.0% 176 26 Land 196 — — 25 221 9.7% 3.3% — 221 Total CRE $ 1,729 $ 137 $ 122 $ 285 $ 2,273 100.0% 33.7% $ 1,761 $ 512 Outstanding as of June 30, 2026 ($ in millions) This geographic segmentation is based on collateral location. (1) Calculated as a percentage of loans held for investment only. (2) Income producing properties include non-owner occupied and multi-family residential loans. Total CRE Loans - Detail CRE Type FL TX NY Total Multifamily $ — $ — $ 23 $ 23 Retail 6 — 18 24 Office — — 21 21 Hotels — 18 — 18 Land 24 — — 24 Total $ 30 $ 18 $ 62 $ 110 Loans Held for Sale Loans Held for Investment

21 22% 26% 32% 20% —% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50% 60% • Florida primarily includes neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York primarily includes four loans in high traffic retail corridors with proximity to public transportation services • Single-tenant consists of one loan in Michigan (Gym) and three smaller loans in South Florida CRE Retail (1) Retail - LTV (2) Sporting & Recreational Goods; 49% Healthcare; 13% Pharma; 12% Auto; 26% CRE Retail - Single Tenant (1) (1) CRE retail loans held for investment above $3.0 million (2) LTV at origination Total: $552 million Loan Portfolio Percentage: 8.2% Total: $25 million Loan Portfolio Percentage: 0.4% Neighborhood Center; 32.0% Strip/Convenience; 34.0% Community Center; 19.0% Theme/Festival Center; 5.0% Single Tenant; 5.0% Retail Storefront; 2.0% Regional Center; 2.0% Others; 1.0% CRE Retail - Detail As of June 30, 2026 Weighted Average LTV: 59%

22 New York; 4% Texas; 14% Florida; 66% Other; 16.0% 16% 27% 49% 8% —% 50% or less 51-60% 61-70% 71-80% 81% or more 0% 10% 20% 30% 40% 50% 60% CRE office above $3 million represents 22 loans totaling $445 million, or 96% of total CRE office with avg. debt-service coverage (DSCR) (3) 1.6x and LTV 64% ◦ Florida: 16 loans totaling $296 million (51% Miami-Dade, 34% Broward, 5% Palm Beach, 9% Duval, and 1% Hillsborough) with avg. DSCR 1.6x and LTV 62% ◦ New York: 1 loan totaling $18 million (Westchester) with avg. DSCR 1.5x and LTV 60% ◦ Texas: 3 loans totaling $61 million, 2 in Dallas and 1 in Houston, with avg. DSCR 1.3x and LTV 70% ◦ Other: 2 loans totaling $69 million, 1 in Memphis, TN and 1 in Atlanta, GA with avg. DSCR 1.1x and LTV 65% ◦ CRE Office (1) Office - LTV (2) (1) CRE office loans held for investment above $3 million (2) LTV at origination (3) DSCR based upon most recent borrower information Total: $445 million Loan Portfolio Percentage: 6.6% CRE Office - Detail As of June 30, 2026 Weighted Average LTV: 60%

23 $7,895 $7,854 $7,787 $8,355 $5,430 $5,278 $5,168 $5,133 $2,465 $2,576 $2,619 $3,222 Domestic Deposits International Deposits 2023 2024 2025 2Q26 ($ in millions) 39% of Total Deposits Avg. account balance(1): $56,000 61% of Total Deposits Avg. account balance (1): $120,000 Domestic and International Deposit Details (1) Average deposit account balances calculated as of June 30, 2026

24 <1 year; 63% 1-3 years; 2% 4-5 years; 2% 5+ years; 33% 335 340 343 346 350 353 354 -200 bps -100 bps -50 bps BASE +50 bps +100 bps +200 bps 0 200 400 As of June 30, 2026 Fixed 41% Adjustable 59% 24 By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represent the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve (2) Totals may not sum due to rounding Loan Portfolio Details Impact on NII from Interest Rate Change (1)(2) AFSChange from base ($ in M ill io n s) Fixed 41% UST 2% Prime 13% SOFR 44% As of June 30, 2026 Impact on AFS from Interest Rate Change (1) (3.2)% (1.7)% 0% 1.9%1.2% (0.8)% 2.3% No Floor; 57% 0.5-2%; 3% 2-3.5%; 11% 3.5-5%; 6% 5-6.75%; 23% By Floors 2,693 2,649 2,605 2,549 2,488 2,423 2,290 -200 bps -100 bps -50 bps MV +50 bps +100 bps +200 bps ($ in M ill io n s) 5.7% 3.9% 2.2% 0% (2.4)% (4.9)% (10.2)% Expected pre-tax AOCL Improvement Change from MVNet Interest Income (33,211) (16,966) 2Q26 1Q27 (estimated) (40,000) (20,000) — approx. 49% improvement in AOCL Interest Rate Sensitivity

25 $19.8 $17.3 $22.0 $17.4 $18.2 $5.0 $5.1 $4.9 $4.9 $5.4 $5.0 $5.0 $5.3 $5.5 $5.6 $1.7 $1.2 $2.1 $0.5 $0.4 $6.7 $5.0 $8.4 $5.0 $5.6 $3.2 $2.4 $1.4 $1.5 $1.2 2Q25 3Q25 4Q25 1Q26 2Q26 -10 0 10 20 30 28% 72% 19% 81% Noninterest Income Mix Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income (1) DomesticInternational 2Q25 $3.4B ($ in millions) Securities gains, net Loan-related derivative income Derivative losses, net Noninterest Income Mix $3.1B Assets Under Management and Custody 2Q26 $(0.2) (1) Other noninterest income in 4Q25 includes $3.3 million gain on the sale and leaseback of two banking centers. $(1.4)$(1.9) $(0.1)

26 $83.4 $71.6 $74.4 $77.8 $106.8 66.9 68.9 $35.3 $33.3 $36.0 $35.1 $38.8 $32.0 $35.4 $48.1 $38.3 $38.4 $42.7 $68.0 $34.9 $33.5 698 726 692 704 694 699 704 Salaries and employee benefits Other operating expenses FTEs 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 0 30 60 90 120 ($ in millions, except for FTEs) Noninterest Expense Noninterest Expense Mix

27 Change in Diluted Earnings Per Common Share $0.44 $0.03 $(0.02) $0.01 $0.07 $0.53 1Q26 PPNR Income Tax Expense Impact of Repurchases Provision for Credit Losses 2Q26 $(0.10) $— $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 EPS Trend (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. (1)

Appendices

Appendix 1

Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain items, including the provision for credit losses, income taxes and goodwill and other intangible assets. The Company believes these adjusted numbers are useful to understand the Company's performance and underlying trends.

(in thousands)	Three Months Ended,				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income attributable to Amerant Bancorp Inc.	$ 21,043	$ 17,873	$ 2,701	$ 14,756	$ 23,002
Plus: provision for credit losses [1]	4,750	7,800	3,490	14,600	6,060
Plus: provision for income tax expense (benefit)	6,067	5,070	(794)	4,252	6,795
Pre-tax pre-provision net revenue (PPNR)	31,860	30,743	5,397	33,608	35,857

(in thousands, except percentages, share data and per share amounts)	Three Months Ended,				
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Stockholders' equity	$ 914,369	$ 913,918	$ 938,802	$ 944,940	$ 924,286
Less: goodwill and other intangibles [2]	(21,522)	(22,933)	(23,103)	(23,784)	(24,016)
Tangible common stockholders' equity	$ 892,847	$ 890,985	$ 915,699	$ 921,156	$ 900,270
Total assets	10,294,247	9,903,514	9,777,018	10,410,199	10,334,678
Less: goodwill and other intangibles [2]	(21,522)	(22,933)	(23,103)	(23,784)	(24,016)
Tangible assets	$ 10,272,725	$ 9,880,581	$ 9,753,915	$ 10,386,415	$ 10,310,662
Common shares outstanding	39,186,293	39,803,607	40,595,273	41,265,378	41,748,434
Tangible common equity ratio	8.69%	9.02%	9.39%	8.87%	8.73%
Stockholders' book value per common share	$ 23.33	$ 22.96	$ 23.13	$ 22.90	$ 22.14
Tangible stockholders' equity book value per common share	$ 22.78	$ 22.38	$ 22.56	$ 22.32	$ 21.56

(1) Includes provisions for credit losses on loans and provision for loan contingencies.

(2) As of June 30, 2026, other intangible assets primarily consist of naming rights. In prior periods, also includes mortgage servicing rights ("MSRs"). Other intangible assets are included in other assets in the Company's consolidated balance sheets.

AMERANT 29

30 Income Statement Highlights - 2Q26 vs 1Q26 ($ in thousands) 2Q26 1Q26 Change Total Interest Income Loans $ 103,449 $ 102,674 $ 775 Investment securities 29,212 27,682 1,530 Interest earning deposits with banks and other interest income 3,000 2,661 339 Total Interest Expense Interest bearing demand, savings and money market deposits 27,154 26,365 789 Time deposits 17,682 18,254 (572) Advances from FHLB 6,935 6,846 89 Subordinated notes 362 361 1 Junior subordinated debentures 952 910 42 Securities sold under agreements to repurchase 1 — 1 Total Provision for Credit Losses 4,750 7,800 (3,050) Total Noninterest Income 18,162 17,381 781 Total Noninterest Expense 68,877 66,919 1,958 Income Tax Expense 6,067 5,070 997 Net Income Attributable to Amerant Bancorp Inc. $ 21,043 $ 17,873 $ 3,170

31 • ACL - Allowance for Credit Losses • AFS - Available for Sale • AOCL - Accumulated Other Comprehensive Loss • AUM - Assets Under Management • CET1 - Common Equity Tier 1 capital ratio • CRE - Commercial Real Estate • Customer CDs - Customer certificates of deposits • EPS – Earnings per Share • FHLB - Federal Home Loan Bank • FTE - Full Time Equivalent Employees Glossary • MBS - Mortgage-Backed Security • MV - Market Value • NCO - Net Charge-Offs • NII - Net Interest Income • NIM – Net Interest Margin • NPA - Non-Performing Assets • NPL - Non-Performing Loans • ROA - Return on Assets • ROE - Return on Equity • TCE ratio – Tangible Common Equity ratio

32Glossary (cont'd) • Assets under management and custody: consists of assets held for clients in an agency or fiduciary capacity which are not assets of the Company and therefore are not included in the consolidated financial statements. • Core deposits: consist of total deposits excluding all time deposits • Cost of Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • Cost of Funds: calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits • Cost of Total Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • In the first quarter of 2026, the Company early adopted ASU 2025-08, which expands the use of the gross-up approach for certain purchased loans and eliminates Day 1 credit loss expense. As a result, in the first and second quarters of 2026, the Company recorded an allowance for credit losses of $1.9 million and $0.5 million on approximately $149.5 million and $36.8 million of acquired loans, with no day 1 impact to earnings. • Loans Held for Investment: excludes loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value • Net Charge-Offs: charge-offs net of recoveries • Net Charge-Offs/Average Total Loans Held for Investment: • Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses • Total loans exclude loans held for sale • Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned ("OREO") properties acquired through or in lieu of foreclosure and other repossessed assets • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. • Quarterly beta (as shown in NII & NIM Slide): calculated based upon the change of the cost of deposit over the change of federal funds rate (if any) during the quarter. • ROA: calculated based upon the average daily balance of total assets • ROE: calculated based upon the average daily balance of stockholders' equity • Total gross loans: consists of the principal balance of outstanding loans, including loans held for investment , loans held for sale at the lower of cost or fair value, and mortgage loans held for sale, net of unamortized deferred loan origination fees and loan origination costs, unamortized premiums paid on purchased loans and the unamortized balance of initial allowance for credit losses on purchased seasoned loans. • Totals may not sum due to rounding of line items.

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